                                                                    Exhibit 4.4


                                                REGISTRATION RIGHTS AGREEMENT
                                                dated September 28, 1994, among
                                                CARDMEMBER PUBLISHING
                                                CORPORATION, a Delaware
                                                corporation (the "Company"), and
                                                the stockholders of the Company
                                                set forth on Schedule I (the
                                                "Stockholders").

         Each Stockholder owns a stock subscription warrant representing the right to purchase the number of shares of Common Stock, $.01 par value (the "Class A Common Stock"), of the Company set forth opposite the name of such Stockholder on Schedule I. Each share of Class A Common Stock is convertible into one share of Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Company. The parties deem it to be in their best interests to set forth their rights and obligations in connection with public offerings and sales of shares of Class B Common Stock. Accordingly, the parties agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "EXISTING INVESTORS" means the Investors, as defined in the Stockholders' Agreement.

         "FOUNDER" is defined in the Stockholders' Agreement.

         "FOUNDER SHARES" is defined in the Stockholders' Agreement.

         "REGISTRABLE SHARES" means at any time those shares of Class B Common Stock which constitute Restricted Shares.

         "REGISTRATION DATE " means the date upon which the registration statement pursuant to which the Company shall have initially registered shares of Class B Common Stock under the Securities Act for sale to the public shall have been declared effective.

         "RESTRICTED SHARES" means at any time the shares of Class B Common Stock, any other securities which by their terms are exercisable or exchangeable for or convertible into Class B Common Stock and any securities received in respect thereof, which are held by any Existing Investor or any Stockholder and have not previously been sold to the public pursuant to a registration statement under the Securities Act.

         "RULE 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

         "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders' Agreement dated as of December 28, 1990, as amended through the date hereof, among the Company and the other parties thereto.

         SECTION 2. REQUIRED REGISTRATION. (a) If the Company shall be requested by Existing Investors to effect the registration under the Securities Act of Registrable Shares in accordance with Section 6.1 of the Stockholders' Agreement, then the Company shall promptly give written notice of such proposed registration to all Stockholders and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 30 days after delivery of such notice. Any such response (a "Participation Notice") shall specify the number of Registrable Shares proposed to be included in such registration.

         (b)      Upon delivery of any Participation Notice:

         (i) the Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Shares which the Company has been requested to register in such Participation Notice; and

         (ii) the Stockholders who delivered a Participation Notice shall be entitled to all rights to which Existing Investors are entitled to under the Stockholders' Agreement with respect to such registration, including, without limitation, (A) the right to participate on a proportionate basis in all determinations to be made by the holders of 80% of the Registrable Shares to be registered, and (B) the right to participate in such registration on a proportionate basis pari passu with the Existing Investors and senior to securities held by the Company or any person other than Existing Investors and Stockholders.

         SECTION 3. PIGGYBACK REGISTRATION. If the Company at any time proposes for any reason to register any of its securities under the Securities Act, whether of its own accord or at the request or demand of any holder of such securities, it shall promptly give written notice to each Stockholder of its intention so to register its securities and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares Proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the securities proposed to be registered by the Company, then the number of securities proposed to be included in such registration shall be included in the following order:

         (a) first, all shares proposed to be sold by the Company:

         (b) second, to the extent possible, all shares proposed to be sold by a holder exercising demand registration rights;

         (c) third, if shares can still be included, the number of shares of capital stock that may be included shall be allocated among all Existing Investors and Stockholders holding Registrable Shares and Founders holding Founder Shares seeking to exercise registration rights in proportion, as nearly as practicable, to the respective amounts of shares of stock which they had requested to be included in such registration statement; provided, however, that if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration by the Existing Investors, the Stockholders, and the Founders exceeds the amount of such securities which can be sold in such offering pursuant to this paragraph
(c), then of the total shares to be included in such registration pursuant to this paragraph (c), up to 66 2/3% of them shall be Registrable Shares, to be apportioned among the Existing Investors and the Stockholders pro rata in accordance with the number of Registrable Shares held by them, and up to 33 1/3% of them shall be Founder Shares; and

         (d) fourth, any other securities.

         SECTION 4. REGISTRATIONS ON FORM S-3. Anything contained in Section 2 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each Stockholder shall have the right to request in writing an unlimited number of registrations on Form S-3 or such successor form of Registrable Shares. The Company shall use its best efforts to effect the registration of the Registrable Shares which the Company has been requested to register under this Section.

         SECTION 5. HOLDBACK AGREEMENT. If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section 2, 3 or 4) for sale to the public, the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the Stockholders, which period shall not begin more than seven days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement.

         SECTION 6. PREPARATION AND FILING. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

                  (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Shares (the "Selling Stockholders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business- day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the Circumstances);

                  (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                  (d) notify in writing the Selling Stockholders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdiction of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

                  (f) furnish to each seller of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other Governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                  (h) notify on a timely basis each seller of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                  (j) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                  (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

                  (1) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                  (m) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the

         National Association of Securities Dealers, Inc. (the "NASD") or such national securities exchange as the Company shall reasonably determine;

                  (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

         SECTION 7. EXPENSES. All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Selling Stockholders' Counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by such seller or sellers.

         SECTION 8. INDEMNIFICATION. In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any Preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state


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
securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, its counsel, or such underwriter specifically for use in the preparation thereof.

         In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other seller of Registrable Shares under such registration statement, and each underwriter, broker or other person acting on behalf of such other seller, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller, its counsel, or Such underwriter, broker or other person acting on behalf of Such seller Specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document.

         Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the. defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of one counsel retained by all such indemnified parties which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

         If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         SECTION 9. UNDERWRITING AGREEMENT. Notwithstanding the provisions of Sections 5, 6, 7 and 8:

                  (i) to the extent that the Company and the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections 5, 6, 7 or 8, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement; and

                  (ii) if the Stockholders participate in any registration pursuant to Article VI of the Stockholders' Agreement, the provisions of the Stockholders' Agreement covering one or more of the issues addressed in such Sections 5, 6, 7 or 8 shall supersede such Sections with respect to such registration.

         SECTION 10. INFORMATION BY HOLDER. Each holder of Registrable Shares to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 11. EXCHANGE ACT COMPLIANCE. From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Class A Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         SECTION 12. NO CONFLICT OF RIGHTS. The Company represents and warrants to the Stockholders that the registration rights granted to the Stockholders hereby do not conflict with any other registration rights granted by the Company, including, without limitation, the rights granted under the Stockholders' Agreement. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights (whether demand or incidental) unless the provisions of such agreement are consistent with the provisions of this Agreement and the Stockholders' Agreement.

         SECTION 13. TERMINATION. This Agreement shall terminate and be of no further force or effect when the Stockholders cease to hold any Restricted Shares.

         SECTION 14. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Company and the Stockholders and, subject to Section 15, their respective successors and assigns.

         SECTION 15. ASSIGNMENT. Each Stockholder may assign its rights hereunder to any purchaser from such Stockholder of Restricted Shares; provided, however, that such purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Stockholder, whereupon such purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

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
         SECTION 16. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

         SECTION 17. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                  (i)    if to the Company, to:

                         Cardmember Publishing Corporation
                         655 Washington Boulevard
                         Stamford, Connecticut 06901
                         Telephone:  (203) 969-0812
                         Telecopier:  (203) 324-7635
                         Attention:  Chief Financial Officer;

                         with a copy to:

                         Rosenman & Colin
                         575 Madison Avenue
                         New York, New York 10022
                         Telephone:  (212) 940-8800
                         Telecopier:  (212) 940-8776
                         Attention: Stephen T. Kelton, Esq.; and

                  (ii)   if to any Stockholder, at its address set forth on
                         Schedule I or in the books of the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing.

         SECTION 18. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may not be modified or amended, except pursuant to a writing signed by the Company and the Stockholders holding a majority of the Restricted Shares (based upon Common Stock equivalents) held by all Stockholders; provided, however, that no modification or amendment shall discriminate against any

Stockholder without the consent of such Stockholder. This Section may only be amended with the consent of all parties to this Agreement.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 20. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 21. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

                                             CARDMEMBER PUBLISHING CORPORATION


                                             By: /s/ Gary A. Johnson
                                                 ------------------------------
                                                 Name:  Gary A. Johnson
                                                 Title: President


                                             INVESTOR STOCKHOLDERS:

                                             SPROUT GROWTH II, L.P.

                                             By: DLJ Capital Corporation, its

                                             Managing General Partner


                                             By:  /s/ Janet A. Hickey
                                                  ---------------------------
                                                  Name:  Janet A. Hickey
                                                  Title: Attorney-in-Fact


                                             DLJ CAPITAL CORPORATION


                                             By:  /s/ Janet A. Hickey
                                                  ---------------------------
                                                  Name:  Janet A. Hickey
                                                  Title: Attorney-in-Fact

                                                                      SCHEDULE I

                                  STOCKHOLDERS

NAME/ADDRESS                                      WARRANT SHARES
- ------------                                      --------------

Sprout Growth II, L.P.                                 36,268
c/o DLJ Capital Corporation
140 Broadway
42nd Floor
New York, New York 10005
Telecopier:  (212) 504-3444
Telephone:  (212) 504-3600
Attention:  Janet A. Hickey

DLJ Capital Corporation                                 3,732
140 Broadway
42nd Floor
New York, New York 10005
Telecopier:  (212) 504-3444
Telephone:  (212) 504-3600
Attention:  Janet A. Hickey                       ---------------

                              Total                    40,000